Trupanion Reports Second Quarter 2015 Results

- Total revenue of $35.6 million, up 27% year-over-year

- 259,948 total enrolled pets at quarter-end, surpassing 250,000 milestone

SEATTLE, Aug. 4, 2015 /PRNewswire/ -- Trupanion, Inc. (NYSE:TRUP), a direct-to-consumer, monthly subscription business that provides medical plans for cats and dogs, today announced financial results for the second quarter of 2015 and for the six months ended June 30, 2015.

"We're encouraged by our performance in the second quarter – our fifth quarter as a public company –which reflects continued and consistent growth in revenue and enrolled pets," said Darryl Rawlings, Trupanion's Chief Executive Officer. "Our performance was strong, with revenue growing 30% year-over-year on a constant currency basis, fueled by 25% growth in total enrolled pets and a continued strong increase in average revenue per pet. Importantly, the health of our core subscription business is evidenced by our 98.67% retention rate in the quarter. Looking ahead, we will continue to make strategic investments in Trupanion Express, our Territory Partners and in corporate partnerships to increase the number of our active hospitals, which we believe will be a key driver to strengthen our leadership position in the medical insurance for pets' category in North America. With our first year as a public company behind us, our platform is increasingly efficient and our team is focused on driving the business to scale long-term."

Second Quarter 2015 Financial Highlights
(All comparisons on a year-over-year basis)

  Total revenue was $35.6 million, an increase of 27%.
  Revenue for the subscription business was $32.2 million, an increase of 29%.
  Adjusted EBITDA was $(3.2) million, compared to $(2.5) million.
  Net loss was $(4.6) million, compared to $(3.5) million.

First Half 2015 Financial Highlights
(All comparisons on a year-over-year basis)

  Total revenue was $68.9 million, an increase of 28%.
  Revenue for the subscription business was $62.3 million, an increase of 30%.
  Adjusted EBITDA was $(6.5) million, compared to $(4.5) million.
  Net loss was $(9.6) million, compared to $(8.4) million.
  Cash, cash equivalents and short-term investments of $47.7 million and zero debt.

Second Quarter 2015 Operating Metrics
(All comparisons on a year-over-year basis)

  Average monthly adjusted revenue per pet was $45.10, an increase of 3%.  During the second quarter, the Canadian currency exchange rate dropped to an average of 81% compared to an average of 92% in the second quarter of 2014. If the exchange rate had stayed consistent with the average rate in the prior year, monthly adjusted revenue per pet would have increased 6% to 30% consolidated revenue growth year over year.
  The ratio of lifetime value of a pet (LVP) to average pet acquisition cost (PAC) was 4.3 to 1.
  Total enrolled pets (including pets from our other business segment) was 259,948 at quarter-end, up 25%.
  Total subscription pets enrolled was 241,808 at quarter-end, up 26%.
  During 2015, Trupanion reclassified pets previously included in its monthly subscription business that is not direct to consumer into its other business segment. All prior period amounts have been recast as a result of this change. Financial tables regarding this reclassification can be found at the end of this press release as well as under the financial information section of Trupanion's Investor Relations website.

Outlook

Trupanion currently expects to achieve the following results for the third quarter ending September 30, 2015 and full year ending December 31, 2015:

Third Quarter 2015

  Total revenue is expected to be in the range of $36.5-$38.5 million.
  Adjusted EBITDA is expected to be in the range of $(4.5)-$(2.5) million.
  The company's third quarter 2015 outlook assumes a 77% Canadian currency exchange rate, the approximate rate at the end of July 2015.

Full Year 2015

  Total revenue is expected to be in the range of $145-$150 million.
  Adjusted EBITDA is expected to be in the range of $(13)-$(10) million.

Revenue by Quarter

Conference Call
Trupanion's management will host a conference call today to review its second quarter 2015 results and to discuss its financial outlook for the third quarter and full year 2015. The call is scheduled to begin at 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion's website at http://investors.trupanion.com and will be archived online for 60 days upon completion of the conference call. Participants can access the conference call by dialing 1-866-311-7654 (United States), 1-855-669-9657 (Canada), or 1-412-902-4113 (International). A telephonic replay of the call will also be available, one hour after the completion of the call, by dialing 1-877-344-7529 (United States), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and entering the replay pin number: 10057841.

About Trupanion
Founded in 2000, Trupanion is an industry-leading, direct-to-consumer, monthly subscription business that provides medical plans for cats and dogs in the United States, Canada and Puerto Rico through its affiliated entities. With over 260,000 total enrolled pets (as of August 4, 2015), Trupanion is one of the largest pet medical insurance companies in North America with the mission to help the pets we all love receive the best veterinary care. Trupanion offers a simple, fair and comprehensive pet medical plan that pays 90% of covered veterinary costs for pets' illness and injury claims. Trupanion's shares are traded on the New York Stock Exchange under the ticker symbol TRUP. The company is headquartered in Seattle, WA and can be found online at Trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to execute its business plans and financial objectives and its future operating results and expenditures. These forward-looking statements are based upon the current expectations and beliefs of Trupanion's management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability in the future; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; fluctuations in the Canadian currency exchange rate; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness of Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to increase the number of Territory Partners and active hospitals; the ability to maintain the requisite amount of risk-based capital; the ability to protect and enforce the Trupanion's intellectual property rights; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion's technology platform and website; and compliance with laws and regulations that apply to sale of a pet medical plan.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion's Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or the Investor Relations section of Trupanion's website at http://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion's stated results include certain non-GAAP financial measures, including adjusted revenue, contribution margin, acquisition cost and adjusted EBITDA. Monthly adjusted revenue per pet is calculated in part based on adjusted revenue, a non-GAAP financial measure that Trupanion defines as revenue from our subscription business segment excluding sign-up fee revenue and the change in deferred revenue between periods. Lifetime value of a pet is calculated in part based on contribution margin, a non-GAAP financial measure, that Trupanion defines as gross profit from its subscription business segment for the 12 months prior to the period end date excluding stock-based compensation expense related to cost of revenue from its subscription business segment, sign-up fee revenue and the change in deferred revenue between periods. Average pet acquisition cost is calculated in part based on acquisition cost, a non-GAAP financial measure that Trupanion defines as sales and marketing expenses, excluding stock-based compensation expense, net of sign-up fee revenue. Adjusted EBITDA is a non-GAAP financial measure that Trupanion defines as net loss excluding stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, change in fair value of warrant liabilities and income tax expense (benefit).

Trupanion's non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion's reported financial results. Further, stock-based compensation expense and other items used in the calculation of adjusted EBITDA have been and will continue to be for the foreseeable future significant recurring expenses in Trupanion's business. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Trupanion believes that providing non-GAAP financial measures such as contribution margin, acquisition cost and adjusted EBITDA that exclude stock-based compensation expense and, in the case of adjusted EBITDA, the change in fair value of warrant liabilities allows for more meaningful comparisons between its operating results from period to period. Trupanion excludes sign-up fee revenue from the calculation of both adjusted revenue and contribution margin because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion's sales and marketing expenses. For this reason, Trupanion also nets sign-up fees with sales and marketing expenses in its calculation of acquisition cost. Trupanion excludes changes in deferred revenue from the calculation of both adjusted revenue and contribution margin in order to eliminate fluctuations caused by the timing of pet enrollment during the last month of any particular period in which such measures are being presented or utilized. Trupanion excludes the change in fair value of warrant liabilities from its calculation of adjusted EBITDA in order to eliminate fluctuations caused by changes in its stock price. Trupanion believes this allows it to calculate and present adjusted revenue, contribution margin and acquisition cost and the related financial measures it derives from them, as well as adjusted EBITDA, in a consistent manner across periods. Trupanion's non-GAAP financial measures and the related financial measures it derives from them are important tools for financial and operational decision-making and for evaluating its own operating results over different periods of time.

Trupanion has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for stock-based compensation expense, depreciation and amortization, interest income, interest expense, change in fair value of warrant liabilities or income tax expense (benefit), which are reconciling items between net income (loss) and adjusted EBITDA. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Contacts:

Investors:
Laura Bainbridge, Kimberly Esterkin, Addo Communications
310.829.5400
InvestorRelations@trupanion.com

Media:
Britta Gidican, Director, Public Relations
206.607.1930
MediaRelations@trupanion.com

Trupanion, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)
Revenue:
Subscription business	$32,208	$24,912	$62,264	$47,773
Other business	3,379	3,178	6,633	5,957
Total revenue	35,587	28,090	68,897	53,730
Cost of revenue:
Subscription business (1)	26,661	20,273	51,427	38,661
Other business	3,140	2,667	6,102	5,163
Total cost of revenue	29,801	22,940	57,529	43,824
Gross profit:
Subscription business	5,547	4,639	10,837	9,112
Other business	239	511	531	794
Total gross profit	5,786	5,150	11,368	9,906
Operating expenses:
Sales and marketing (1)	3,533	2,810	7,184	5,456
Technology and development (1)	2,879	2,553	5,677	4,753
General and administrative (1)	3,996	3,292	7,693	6,078
Total operating expenses	10,408	8,655	20,554	16,287
Operating loss	(4,622)	(3,505)	(9,186)	(6,381)
Interest expense	40	726	285	1,462
Other (income) expense, net	(15)	(759)	4	528
Loss before income taxes	(4,647)	(3,472)	(9,475)	(8,371)
Income tax (benefit) expense	(22)	7	86	21
Net loss	$(4,625)	$(3,479)	$(9,561)	$(8,392)

Net loss per share:
Basic and diluted	$(0.17)	$(2.25)	$(0.35)	$(5.47)
Weighted-average shares used to compute net loss per share:
Basic and diluted	27,597,721	1,543,134	27,468,231	1,533,668

(1)Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of revenue	$58	$64	$127	$145
Sales and marketing	110	144	240	293
Technology and development	93	98	214	196
General and administrative	636	320	1,019	559
Total stock-based compensation expense	$897	$626	$1,600	$1,193

Trupanion, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,157	$53,098
Short-term investments	21,547	22,371
Accounts and other receivables	8,778	7,887
Prepaid expenses and other assets	1,677	1,299
Total current assets	58,159	84,655
Long-term investments, at fair value	2,520	942
Property and equipment, net	9,131	7,862
Intangible assets, net	4,815	4,847
Other long term assets	23	-
Total assets	$74,648	$98,306
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,218	$1,962
Accrued liabilities	3,720	4,607
Claims reserve	5,839	5,107
Deferred revenue	10,115	9,345
Other payables	481	1,523
Total current liabilities	21,373	22,544
Long-term debt	-	14,900
Deferred tax liabilities	1,495	1,495
Other liabilities	112	92
Total liabilities	22,980	39,031
Stockholders' equity:
Common stock, $0.00001 par value per share, 200,000,000 shares authorized at June 30, 2015 and December 31, 2014, 28,871,964 and 28,250,985 issued and outstanding at June 30, 2015; 28,451,920 and 27,830,941 shares issued and outstanding at December 31, 2014.	-	-
Preferred stock: $0.00001 par value per share, 10,000,000 authorized at June 30, 2015 and December 31, 2014, and 0 issued and outstanding at June 30, 2015 and December 31, 2014.	-	-
Additional paid-in capital	121,114	119,045
Accumulated other comprehensive (loss) income	(104)	11
Accumulated deficit	(66,741)	(57,180)
Treasury stock, at cost: 620,979 shares at June 30, 2015 and December 31, 2014.	(2,601)	(2,601)
Total stockholders' equity	51,668	59,275
Total liabilities and stockholders' equity	$74,648	$98,306

Trupanion, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)
Operating activities
Net loss	$ (4,625)	$ (3,479)	$ (9,561)	$ (8,392)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	563	420	1,129	729
Amortization of debt discount and prepaid loan fees	-	243	-	470
Warrant (income) expense	-	(739)	-	480
Stock-based compensation expense	897	626	1,600	1,193
Other, net	3	7	(113)	52
Changes in operating assets and liabilities:
Accounts receivable	(998)	(178)	(923)	(320)
Prepaid expenses and other current assets	(228)	57	(380)	(121)
Accounts payable	(165)	(445)	(552)	75
Accrued liabilities	119	1,126	(617)	(428)
Claims reserve	638	(562)	714	(1,219)
Deferred revenue	420	95	749	303
Other payables	(612)	347	(942)	743
Net cash used in operating activities	(3,988)	(2,482)	(8,896)	(6,435)
Investing activities
Purchases of investment securities	(7,860)	(13,589)	(11,066)	(16,266)
Maturities of investment securities	6,021	14,468	10,266	18,277
Purchases of property and equipment	(1,054)	(1,252)	(2,644)	(2,268)
Net cash used in investing activities	(2,893)	(373)	(3,444)	(257)
Financing activities
Release of restricted cash	-	300	-	300
Advance on term loan	-	2,000	-	2,000
Deferred financing costs	-	(472)	-	(1,091)
Proceeds from exercise of stock options	434	26	801	46
Payment on line of credit	-	(300)	(14,900)	(300)
Tax withholding on restricted stock	-	-	(384)	-
Net cash provided by (used in) financing activities	434	1,554	(14,483)	955
Effect of foreign exchange rates on cash, net	110	(4)	(118)	86
Net change in cash and cash equivalents	(6,337)	(1,305)	(26,941)	(5,651)
Cash and cash equivalents at beginning of period	32,494	10,593	53,098	14,939
Cash and cash equivalents at end of period	$ 26,157	$ 9,288	$ 26,157	$ 9,288

The following tables set forth our key financial and operating metrics for our subscription business:

	Six Months Ended
	June 30,
	2015	2014
Total pets enrolled (at period end)	259,948	207,969
Total subscription pets enrolled (at period end)	241,808	192,338
Monthly adjusted revenue per pet	$ 44.73	$ 43.34
Lifetime value of a pet (LVP)	$ 570	$ 602
Average pet acquisition cost (PAC)	$ 133	$ 113
Average monthly retention	98.67%	98.65%
Adjusted EBITDA (in thousands)	$ (6,498)	$ (4,538)

	Three Months Ended
	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Total pets enrolled (at period end)	259,948	246,106	232,450	221,479	207,969	194,902	182,497	172,184
Total subscription pets enrolled (at period end)	241,808	228,409	215,491	205,194	192,338	179,819	168,405	159,080
Monthly adjusted revenue per pet	$ 45.10	$ 44.34	$ 44.79	$ 44.88	$ 43.60	$ 43.07	$ 43.06	$ 42.55
Lifetime value of a pet (LVP)	$ 570	$ 567	$ 591	$ 580	$ 602	$ 612	$ 613	$ 619
Average pet acquisition cost (PAC)	$ 133	$ 134	$ 145	$ 115	$ 114	$ 113	$ 106	$ 81
Average monthly retention	98.67%	98.66%	98.69%	98.67%	98.65%	98.65%	98.65%	98.64%
Adjusted EBITDA (in thousands)	$ (3,165)	$ (3,333)	$ (2,903)	$ (2,908)	$ (2,459)	$ (2,079)	$ (1,780)	$ (378)

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

GAAP cost of revenue	$29,801	$22,940	$57,529	$43,824
Stock-based compensation expense	(58)	(64)	(127)	(145)
Non-GAAP cost of revenue	$29,743	$22,876	$57,402	$43,679
% of revenue	83.6%	81.4%	83.3%	81.3%

GAAP gross profit	$5,786	$5,150	$11,368	$9,906
Stock-based compensation expense	58	64	127	146
Non-GAAP gross profit	$5,844	$5,214	$11,495	$10,052
% of revenue	16.4%	18.6%	16.7%	18.7%

GAAP sales and marketing expense	$3,533	$2,810	$7,184	$5,456
Stock-based compensation expense	(110)	(144)	(240)	(293)
Non-GAAP sales and marketing expense	$3,423	$2,666	$6,944	$5,163
% of revenue	9.6%	9.5%	10.1%	9.6%

GAAP technology and development expense	$2,879	$2,553	$5,677	$4,753
Stock-based compensation expense	(93)	(98)	(214)	(196)
Non-GAAP technology and development expense	$2,786	$2,455	$5,463	$4,557
% of revenue	7.8%	8.7%	7.9%	8.5%

GAAP general and administrative expense	$3,996	$3,292	$7,693	$6,078
Stock-based compensation expense	(636)	(320)	(1,019)	(559)
Non-GAAP general and administrative expense	$3,360	$2,972	$6,674	$5,519
% of revenue	9.4%	10.6%	9.7%	10.3%

GAAP operating loss	$(4,622)	$(3,505)	$(9,186)	$(6,381)
Stock-based compensation expense	897	626	1,600	1,193
Non-GAAP operating loss	$(3,725)	$(2,879)	$(7,586)	$(5,188)
% of revenue	10.5%	10.2%	11.0%	9.7%

GAAP subscription business gross profit	$5,547	$4,639	$10,837	$9,112
Stock-based compensation expense	58	64	127	145
Non-GAAP subscription business gross profit	$5,605	$4,703	$10,964	$9,257
% of subscription revenue	17.4%	18.9%	17.6%	19.4%

The following tables reflect the reconciliation of adjusted revenue to revenue (in thousands):

	Six Months Ended
	June 30,
	2015	2014
Revenue	$ 68,897	$ 53,730
Excluding:
Other business revenue	(6,633)	(5,957)
Change in deferred revenue	649	346
Sign-up fee revenue	(935)	(784)
Adjusted revenue	$ 61,978	$ 47,335

	Three Months Ended
	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Revenue	$ 35,587	$ 33,310	$ 31,868	$ 30,312	$ 28,090	$ 25,640	$ 24,011	$ 22,134
Excluding:
Other business revenue	(3,379)	(3,254)	(3,251)	(3,200)	(3,178)	(2,779)	(2,736)	(2,256)
Change in deferred revenue	321	328	247	385	84	262	452	314
Sign-up fee revenue	(451)	(484)	(363)	(425)	(407)	(377)	(345)	(386)
Adjusted revenue	$ 32,078	$ 29,900	$ 28,501	$ 27,072	$ 24,589	$ 22,746	$ 21,832	$ 19,806

The following table reflects the reconciliation of contribution margin to gross profit (in thousands):

	Twelve Months Ended
	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Gross profit	$ 21,337	$ 20,701	$ 19,874	$ 18,439	$ 18,113	$ 16,792	$ 15,644	$ 14,788
Excluding:
Stock-based compensation expense	296	302	315	309	287	270	230	171
Other business segment gross profit	(1,278)	(1,549)	(1,539)	(1,468)	(1,314)	(967)	(768)	(572)
Change in deferred revenue	1,281	1,044	977	1,183	1,111	1,246	1,107	874
Sign-up fee revenue	(1,723)	(1,679)	(1,572)	(1,554)	(1,514)	(1,464)	(1,418)	(1,356)
Contribution margin	$ 19,913	$ 18,819	$ 18,055	$ 16,909	$ 16,683	$ 15,877	$ 14,795	$ 13,905

The following tables reflect the reconciliation of acquisition cost to sales and marketing expense (in thousands):

	Six Months Ended
	June 30,
	2015	2014
Sales and marketing expenses	$ 7,184	$ 5,456
Excluding:
Stock-based compensation expense	(240)	(293)
Other business segment sales and marketing expense	(56)	(72)
Net of:
Sign-up fee revenue	(935)	(784)
Acquisition cost	$ 5,953	$ 4,307

	Three Months Ended
	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Sales and marketing expenses	$ 3,533	$ 3,651	$ 3,218	$ 2,934	$ 2,810	$ 2,646	$ 2,238	$ 2,013
Excluding:
Stock-based compensation expense	(110)	(130)	(147)	(115)	(144)	(149)	(185)	(147)
Other business segment sales and marketing expense	(30)	(26)	(30)	(22)	(28)	(44)	(6)	(3)
Net of:
Sign-up fee revenue	(451)	(484)	(363)	(425)	(407)	(377)	(345)	(386)
Acquisition cost	$ 2,942	$ 3,011	$ 2,678	$ 2,372	$ 2,231	$ 2,076	$ 1,702	$ 1,477

The following tables reflect the reconciliation of adjusted EBITDA to net loss (in thousands):

	Six Months Ended
	June 30,
	2015	2014
Net loss	$ (9,561)	$ (8,392)
Excluding:
Stock-based compensation expense	1,600	1,193
Depreciation and amortization expense	1,129	729
Interest income	(37)	(36)
Interest expense	285	1,468
Change in fair value of warrant liabilities	—	479
Income tax expense	86	21
Adjusted EBITDA	$ (6,498)	$ (4,538)

	Three Months Ended
	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Net loss	$ (4,625)	$ (4,936)	$ (4,276)	$ (8,509)	$ (3,479)	$ (4,913)	$ (3,203)	$ (1,222)
Excluding:
Stock-based compensation expense	897	703	890	2,001	626	567	574	478
Depreciation and amortization expense	563	566	441	505	419	310	229	243
Interest income	(18)	(19)	(18)	(20)	(18)	(18)	(13)	(32)
Interest expense	40	245	103	5,155	726	742	225	154
Change in fair value of warrant liabilities	-	-	-	(2,054)	(740)	1,219	414	3
Income tax (benefit) expense	(22)	108	(43)	14	7	14	(6)	(2)
Adjusted EBITDA	$ (3,165)	$ (3,333)	$ (2,903)	$ (2,908)	$ (2,459)	$ (2,079)	$ (1,780)	$ (378)

The following table reflects 2014 results by quarter after the reclass of certain pets from the subscription business segment to the other business segment (in thousands):

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2014	2014	2014	2014

Revenue:
Subscription business	$ 28,617	$ 27,112	$ 24,912	$ 22,861
Other business	3,251	3,200	3,178	2,779
Total revenue	31,868	30,312	28,090	25,640
Cost of revenue:
Subscription business	23,456	23,051	20,273	18,387
Other business	2,888	2,816	2,667	2,497
Total cost of revenue	26,344	25,867	22,940	20,884
Gross profit:
Subscription business	5,161	4,061	4,639	4,473
Other business	363	384	511	283
Total gross profit	5,524	4,445	5,150	4,756
Operating expenses:
Sales and marketing	3,218	2,934	2,810	2,646
Technology and development	2,614	2,532	2,553	2,200
General and administrative	3,850	4,385	3,292	2,786
Total operating expenses	9,682	9,851	8,655	7,632
Operating loss	(4,158)	(5,406)	(3,505)	(2,876)
Interest expense	103	5,155	726	736
Other expense (income), net	58	(2,066)	(759)	1,286
Loss before income taxes	(4,319)	(8,495)	(3,472)	(4,898)
Income tax (benefit) expense	(43)	14	7	15
Net loss	$ (4,276)	$ (8,509)	$ (3,479)	$ (4,913)

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